SLM Student Loan Trust 2003-11 Quarterly Servicing Report
Report Date: 5/31/2005 Reporting Period: 03/1/05-05/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		2/28/2005	Activity	5/31/2005
A	i	Portfolio Balance	$1,800,178,993.71	$(35,198,013.14)	$1,764,980,980.57
	ii	Interest to be Capitalized	7,195,060.98		6,874,157.48

	iii	Total Pool	$1,807,374,054.69		$1,771,855,138.05
	iv	Specified Reserve Account Balance	4,518,435.14		4,429,637.85

	v	Total Adjusted Pool	$1,811,892,489.83		$1,776,284,775.90

B	i	Weighted Average Coupon (WAC)	5.435%		5.423%
	ii	Weighted Average Remaining Term	258.33		257.31
	iii	Number of Loans	96,870		95,102
	iv	Number of Borrowers	60,428		59,149
	v	Aggregate Outstanding Principal Balance - T-Bill	$346,092,010.69		$334,559,272.98
	vi	Aggregate Outstanding Principal Balance - Commercial Pape	$1,461,282,044.00		$1,437,295,865.07

						% of		% of
	Notes and Certificates			Spread	Balance 3/15/05	O/S Securities	Balance 06/15/05	O/S Securities
C	i	A-1 Notes	78442GJU1	0.000%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GJV9	0.050%	238,488,489.83	13.162%	202,880,775.90	11.422%
	iii	A-3 Notes	78442GJW7	0.120%	255,000,000.00	14.074%	255,000,000.00	14.356%
	iv	A-4 Notes	78442GJX5	0.190%	412,000,000.00	22.739%	412,000,000.00	23.194%
	v	A-5 Notes	78442GJR8	0.000%	270,641,000.00	14.937%	270,641,000.00	15.236%
	vi	A-6 Notes	78442GJS6	0.290%	275,000,000.00	15.178%	275,000,000.00	15.482%
	vii	A-7 Notes	78442GJT4	0.000%	300,000,000.00	16.557%	300,000,000.00	16.889%
	x	B Notes	78442GJY3	0.650%	60,763,000.00	3.354%	60,763,000.00	3.421%

	xi	Total Notes			$1,811,892,489.83	100.000%	$1,776,284,775.90	100.000%

	Reserve Account		3/15/2005	6/15/2005
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$0.00	$0.00
	iii	Specified Reserve Acct Balance ($)	$4,518,435.14	$4,429,637.85
	iv	Reserve Account Floor Balance ($)	$3,008,024.00	$3,008,024.00
	v	Current Reserve Acct Balance ($)	$4,518,435.14	$4,429,637.85

	Other Accounts		3/15/2005	6/15/2005
E	i	Remarketing Fee Account	$0.00	$0.00
	ii	Capitalized Interest Account	$0.00	$0.00
	iii	Principal Accumulation Account (A-5)	$0.00	$0.00
	iv	Supplemental Interest Account (A-5)	$0.00	$0.00
	v	Principal Accumulation Account (A-6)	$0.00	$0.00
	vi	Supplemental Interest Account (A-6)	$0.00	$0.00
	vii	Principal Accumulation Account (A-7)	$0.00	$0.00
	viii	Supplemental Interest Account (A-7)	$0.00	$0.00
	ix	Investment Premium Purchase Account	$0.00	$0.00
	x	Investment Reserve Account	$0.00	$0.00

	Asset/Liability		3/15/2005	6/15/2005
F	i	Total Adjusted Pool	$1,811,892,489.83	$1,776,284,775.90
	ii	Total Notes	$1,811,892,489.83	$1,776,284,775.90
	iii	Difference	$0.00	$0.00
	iv	Parity Ratio	1.00000	1.00000

II. 2003-11 Transactions from: 2/28/2005 through: 5/31/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$37,027,426.34
	ii	Principal Collections from Guarantor	5,925,104.90
	iii	Principal Reimbursements	67,482.84
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$43,020,014.08

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(587.84)
	ii	Capitalized Interest	(7,821,413.10)

	iii	Total Non-Cash Principal Activity	$(7,822,000.94)

C	Total Student Loan Principal Activity		$35,198,013.14

D	Student Loan Interest Activity
	i	Regular Interest Collections	$14,950,009.06
	ii	Interest Claims Received from Guarantors	344,302.43
	iii	Collection Fees/Returned Items	9,440.07
	iv	Late Fee Reimbursements	194,580.84
	v	Interest Reimbursements	8,650.60
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	3,246,782.90
	viii	Subsidy Payments	1,182,050.12

	ix	Total Interest Collections	$19,935,816.02

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(75.07)
	ii	Capitalized Interest	7,821,413.10

	iii	Total Non-Cash Interest Adjustments	$7,821,338.03

F	Total Student Loan Interest Activity		$27,757,154.05

G	Non-Reimbursable Losses During Collection Period		$(302.63)

H	Cumulative Non-Reimbursable Losses to Date		$175,965.03

III. 2003-11 Collection Account Activity 2/28/2005 through 5/31/2005

A	Principal Collections
	i	Principal Payments Received	$25,076,951.78
	ii	Consolidation Principal Payment	17,875,579.46
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	(2.07)
	vi	Re-purchased Principal	67,484.91

	vii	Total Principal Collections	$43,020,014.08

B	Interest Collections
	i	Interest Payments Received	$19,592,216.80
	ii	Consolidation Interest Payments	130,927.71
	iii	Reimbursements by Seller	2.59
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	5,043.41
	vi	Re-purchased Interest	3,604.60
	vii	Collection Fees/Returned Items	9,440.07
	viii	Late Fees	194,580.84

	ix	Total Interest Collections	$19,935,816.02

C	Other Reimbursements		$335,506.50

D	Reserves In Excess of the Requirement		$88,797.29

E	Reset Period Target Amount Excess		$0.00

F	Funds Released from Supplemental Interest Account		$0.00

G	Investment Premium Purchase Account Excess		$0.00

H	Investment Reserve Account Excess		$0.00

I	Interest Rate Cap Proceeds		$0.00

J	Interest Rate Swap Proceeds		$337,379.43

K	Administrator Account Investment Income		$0.00

L	Trust Account Investment Income		$282,523.07

M	Funds Released from Capitalized Interest Account		$0.00

	TOTAL AVAILABLE FUNDS		$64,000,036.39
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,496,334.91)
		Consolidation Loan Rebate Fees	$(4,604,067.53)

N	NET AVAILABLE FUNDS		$57,899,633.95

O	Servicing Fees Due for Current Period		$741,254.97

P	Carryover Servicing Fees Due		$0.00

Q	Administration Fees Due		$25,000.00

R	Total Fees Due for Period		$766,254.97

IV. 2003-11 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	5.359%	5.358%	68,951	67,971	71.179%	71.472%	$1,194,027,788.02	$1,176,696,315.78	66.328%	66.669%
31-60 Days Delinquen	6.031%	5.742%	2,430	3,147	2.509%	3.309%	45,769,181.87	60,210,226.33	2.542%	3.411%
61-90 Days Delinquent	6.471%	6.044%	1,169	1,358	1.207%	1.428%	23,617,392.79	23,409,012.76	1.312%	1.326%
91-120 Days Delinquent	6.525%	6.405%	699	632	0.722%	0.665%	13,909,783.53	10,457,348.81	0.773%	0.592%
> 120 Days Delinquen	6.626%	7.003%	1,708	1,327	1.763%	1.395%	32,161,114.60	25,559,003.55	1.787%	1.448%

Deferment
Current	5.287%	5.293%	9,924	9,128	10.245%	9.598%	203,096,589.71	184,466,390.37	11.282%	10.451%

Forbearance
Current	5.472%	5.463%	11,806	11,335	12.187%	11.919%	284,762,713.00	280,613,884.94	15.819%	15.899%

TOTAL REPAYMENT	5.432%	5.420%	96,687	94,898	99.811%	99.785%	$1,797,344,563.52	$1,761,412,182.54	99.843%	99.798%
Claims in Process (1)	7.372%	6.836%	183	203	0.189%	0.213%	$2,834,430.19	$3,536,089.04	0.157%	0.200%
Aged Claims Rejected (2)	0.000%	9.000%	0	1	0.000%	0.001%	$0.00	$32,708.99	0.000%	0.002%
GRAND TOTAL	5.435%	5.423%	96,870	95,102	100.000%	100.000%	$1,800,178,993.71	$1,764,980,980.57	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2003-11 Portfolio Characteristics by School and Program

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	8.849%	249	$5,952,650.10	0.337%
- Two Year	8.794%	40	403,036.41	0.023%
- Technical	7.783%	866	13,921,329.06	0.789%
- Other	5.391%	93,947	1,744,703,965.00	98.851%

- Total	5.423%	95,102	$1,764,980,980.57	100.000%

*100% of the Trust Student Loans are consolidation loans.

*Percentages may not total 100% due to rounding.

VI. 2003-11 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period						$22,890,171.22
B	Interest Subsidy Payments Accrued During Collection Period						1,144,244.13
C	SAP Payments Accrued During Collection Period						4,139,864.09
D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS except CAP INT ACCT)						282,523.07
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)						0.00
F	Consolidation Loan Rebate Fees						(4,604,067.53)

G	Net Expected Interest Collections						$23,852,734.98

H	Interest Rate Cap Payments Due to the Trust
							Cap

	i	Cap Notional Amount					CAP TERMINATED

	ii	Libor (Interpolated first period)					3.01000%
	iii	Cap %					5.00000%

	iv	Excess Over Cap (ii-iii)					0.00000%

	v	Cap Payments Due to the Trust					$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

		Swap Payments
						A-5 Swap Calc	A-6 Swap Calc	A-7 Swap Calc

		i	Notional Swap Amount			$270,641,000.00	$0.00	$300,000,000.00

		SLM Student Loan Trust Pays:
			3 Month Libor			3.01000%	0.00000%	3.01000%
			Spread			0.07000%	0.00000%	0.12750%

		ii	Pay Rate			3.08000%	0.00000%	3.13750%
		iii	Gross Swap Payment Due Counterparty			$2,130,245.38	$0.00	$2,405,416.67
		iv	Days in Period	3/15/2005	6/15/2005	92	92	92

		Counterparty Pays:
		v	Fixed Rate Equal To Respective Reset Note Rate			2.99000%	0.00000%	3.80000%
		vi	Gross Swap Receipt Due Trust			$2,023,041.48	$0.00	$2,850,000.00
		vii	Days in Period	3/15/2005	6/15/2005	90	90	90

VII. 2003-11 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.007692222	(03/15/05 - 06/15/05)	3.01000%	LIBOR

B	Class A-2 Interest Rate	0.007820000	(03/15/05 - 06/15/05)	3.06000%	LIBOR

C	Class A-3 Interest Rate	0.007998889	(03/15/05 - 06/15/05)	3.13000%	LIBOR

D	Class A-4 Interest Rate	0.008177778	(03/15/05 - 06/15/05)	3.20000%	LIBOR

E	Class A-5 Interest Rate	0.007475000	(03/15/05 - 06/15/05)	2.99000%	Fixed

F	Class A-6 Interest Rate	0.008433333	(03/15/05 - 06/15/05)	3.30000%	LIBOR

G	Class A-7 Interest Rate	0.009500000	(03/15/05 - 06/15/05)	3.80000%	Fixed

J	Class B Interest Rate	0.009353333	(03/15/05 - 06/15/05)	3.66000%	LIBOR

VIII. 2003-11 Inputs From Prior Quarter 2/28/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,800,178,993.71
	ii	Interest To Be Capitalized	7,195,060.98

	iii	Total Pool	$1,807,374,054.69
	iv	Specified Reserve Account Balance	4,518,435.14

	v	Total Adjusted Pool	$1,811,892,489.83

B	Total Note and Certificate Factor		0.894583248
C	Total Note Balance		$1,811,892,489.83

D	Note Balance 3/15/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class A-7	Class B

	i	Current Factor	0.000000000	0.906800342	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$0.00	$238,488,489.83	$255,000,000.00	$412,000,000.00	$270,641,000.00	$275,000,000.00	$300,000,000.00	$60,763,000.00
	iii	Note Principal Shortfall	$0.00	$0.00	$0.00	$—	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$—	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$—	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$4,518,435.14
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2003-11 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 12/15/2008 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

X. 2003-11 Other Account Deposits and Reconciliations

A	Reserve Account Reconciliation:
	i	Beginning of Period Balance			$4,518,435.14
	ii	Deposits to correct Shortfall			$0.00

	iii	Total Reserve Account Balance Available			$4,518,435.14
	iv	Required Reserve Account Balance			$4,429,637.85
	v	Shortfall Carried to Next Period			$0.00
	vi	Excess Reserve — Release to Collection Account			$88,797.29

	vii	Ending Reserve Account Balance			$4,429,637.85

B	Capitalized Interest Account Required Amount:
	i	Beginning of Period Balance			$—
	vi	Capitalized Interest Release to the Collection Account			$0.00

	vii	Ending Capitalized Interest Account Balance			$—

C	Accumulation Account Deposits and Balances:
	i	Class A-5 Accumulation Account Beginning Balance			$0.00
	ii	Deposits for payment on the next reset date			$0.00
	iii	Ending A-5 Accumulation Account Balance			$0.00

	iv	Class A-6 Accumulation Account Beginning Balance			$0.00
	v	Deposits for payment on the next reset date			$0.00

	vi	Ending A-6 Accumulation Account Balance			$0.00
	vii	Class A-7 Accumulation Account Beginning Balance			$0.00
	viii	Deposits for payment on the next reset date			$0.00

	ix	Ending A-7 Accumulation Account Balance			$0.00

D	Supplemental Interest Account Deposits:
	i	Three Month Libor Determined		3/11/2005	3.01000%
	ii	Investment Rate			0.94500%

	iii	Difference			2.06500%
	iv	Class A-5 Supplemental Interest Account Beginning Balance			$0.00
	v	Funds Released into Collection Account			$0.00
	vi	Number of Days Through Next Reset Date			548
	vii	Class A-5 Supplemental Interest Account Deposit Amount			$0.00

	viii	Class A-6 Supplemental Interest Account Beginning Balance			$0.00
	ix	Funds Released into Collection Account			$0.00
	x	Number of Days Through Next Reset Date			3,106
	xi	Class A-6 Supplemental Interest Account Deposit Amount			$0.00

	xii	Class A-7 Supplemental Interest Account Beginning Balance			$0.00
	xiii	Funds Released into Collection Account			$0.00
	xiv	Number of Days Through Next Reset Date			1,188
	xv	Class A-7 Supplemental Interest Account Deposit Amount			$0.00

E	Remarketing Fee Account Reconciliation:		A-5	A-6	A-7	Total

	i	Next Reset Date	12/15/2006	12/16/2013	9/15/2008
	ii	Reset Period Target Amount	$0.00	$0.00	$0.00	$0.00
	iii	Remarketing Account Required Balance	$0.00	$0.00	$0.00	$0.00
	iv	Remarketing Fee Account Balance (net of inv earnings)	$0.00	$0.00	$0.00	$0.00
	v	Quarterly Funding Amount	$0.00	$0.00	$0.00	$0.00
	vi	Reset Period Target Amount Excess	$0.00	$0.00	$0.00	$0.00

	vii	End of Period Account Balance (net of investment earnings)	$0.00	$0.00	$0.00	$0.00

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance			$0.00
	ii	Required Quarterly Deposit			$0.00
	iii	Eligible Investment Purchase Premium Paid			$0.00
	iv	Funds Released into Collection Account			$0.00

	v	End of Period Account Balance			$0.00

G	Investment Reserve Account
	i	Balance			$0.00
	ii	Requirement			$0.00
	iii	Funds Released into Collection Account			$0.00
	iv	Have there been any downgrades to any eligible investments?			N

XI. 2003-11 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-n )		$57,899,633.95	$57,899,633.95

B	Primary Servicing Fees-Current Month		$741,254.97	$57,158,378.98

C	Administration Fee		$25,000.00	$57,133,378.98

D	Aggregate Quarterly Funding Amount to Remarketing Fee account		$0.00	$57,133,378.98

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$0.00	$57,133,378.98
	ii	Class A-2	$1,864,979.99	$55,268,398.99
	iii	Class A-3	$2,039,716.67	$53,228,682.32
	iv	Class A-4	$3,369,244.44	$49,859,437.88
	v	Class A-5	$2,023,041.48	$47,836,396.40
	vi	Class A-6	$2,319,166.67	$45,517,229.73
	vii	Class A-7	$2,850,000.00	$42,667,229.73
	x	Aggregate Interest Rate Swap Payment	$0.00	$42,667,229.73

		Total	$14,466,149.25

F	Class B Noteholders’ Interest Distribution Amoun		$568,336.59	$42,098,893.14

G	Noteholder’s Principal Distribution Amounts Paid (or set aside*
	i	Class A-1	$0.00	$42,098,893.14
	ii	Class A-2	$35,607,713.93	$6,491,179.21
	iii	Class A-3	$0.00	$6,491,179.21
	iv	Class A-4	$0.00	$6,491,179.21
	v	Class A-5	$0.00	$6,491,179.21
	vi	Class A-6	$0.00	$6,491,179.21
	vii	Class A-7	$0.00	$6,491,179.21

		Total	$35,607,713.93

H	Increase to Supplemental Interest Account		$0.00	$6,491,179.21

I	Investment Reserve Account Required Amount		$0.00	$6,491,179.21

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$6,491,179.21

K	Increase to the Specified Reserve Account		$0.00	$6,491,179.21

L	Investment Premium Purchase Account Deposit		$0.00	$6,491,179.21

M	Carryover Servicing Fees		$0.00	$6,491,179.21

N	Remaining Swap Termination Fees		$0.00	$6,491,179.21

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$6,491,179.21

P	Additional fees owed to 1) the remarketing agents and 2) the administrator		$0.00	$6,491,179.21

	Excess to Excess Distribution Certificate Holder		$6,491,179.21	$0.00

*	Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

XII. 2003-11 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class A-7	Class B
	i	Quarterly Interest Due	$0.00	$1,864,979.99	$2,039,716.67	$3,369,244.44	$2,023,041.48	$2,319,166.67	$2,850,000.00	$568,336.59
	ii	Quarterly Interest Paid	0.00	1,864,979.99	2,039,716.67	3,369,244.44	2,023,041.48	2,319,166.67	2,850,000.00	568,336.59

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$0.00	$35,607,713.93	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid (or set aside)	0.00	35,607,713.93	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$0.00	$37,472,693.92	$2,039,716.67	$3,369,244.44	$2,023,041.48	$2,319,166.67	$2,850,000.00	$568,336.59

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 3/15/2005	$1,811,892,489.83
	ii	Adjusted Pool Balance 5/31/2005	1,776,284,775.90

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$35,607,713.93

	iv	Adjusted Pool Balance 2/28/2005	$1,811,892,489.83
	v	Adjusted Pool Balance 5/31/2005	1,776,284,775.90

	vi	Current Principal Due (iv-v	$35,607,713.93
	vii	Principal Shortfall from Prior Collection Period	0.00

	viii	Principal Distribution Amount (vi + vii)	$35,607,713.93

	ix	Principal Distribution Amount Paid	$35,607,713.93

	x	Principal Shortfall (viii - ix)	$0.00

C		Total Principal Distribution	$35,607,713.93
D		Total Interest Distribution	15,034,485.84

E		Total Cash Distributions	$50,642,199.77

F	Note Balances			3/15/2005	Paydown Factor	6/15/2005
	I	A-1 Note Balance	78442GJU1	$—		$—
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GJV9	$238,488,489.83		$202,880,775.90
		A-2 Note Pool Factor		0.906800342	0.135390547	0.771409794

	iii	A-3 Note Balance	78442GJW7	$255,000,000.00		$255,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GJX5	$412,000,000.00		$412,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GJR8	$270,641,000.00		$270,641,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-6 Note Balance	78442GJS6	$275,000,000.00		$275,000,000.00
		A-6 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	A-7 Note Balance	78442GJT4	$300,000,000.00		$300,000,000.00
		A-7 Note Pool Factor		1.000000000	0.000000000	1.000000000

	viii	A-B Note Balance	78442GJY3	$60,763,000.00		$60,763,000.00
		A-B Note Pool Factor		1.000000000	0.000000000	1.000000000

XIII. 2003-11 Historical Pool Information

			03/1/05-05/31/05	12/1/04-02/28/05	9/1/04-11/30/04	6/1/04-8/31/04	3/1/04-5/31/04	10/6/03-2/29/04

Beginning Student Loan Portfolio Balance			$1,800,178,993.71	$1,830,781,518.48	$1,859,429,915.04	$1,904,360,260.25	$1,939,562,024.51	$2,000,544,519.28

	Student Loan Principal Activity
	i	Regular Principal Collections	$37,027,426.34	$33,501,259.56	$31,736,540.17	$48,509,119.17	$40,063,348.59	$69,628,055.54
	ii	Principal Collections from Guarantor	5,925,104.90	4,951,771.08	4,738,297.31	3,800,488.72	3,764,676.62	1,788,883.26
	iii	Principal Reimbursements	67,482.84	83,195.94	102,191.18	84,336.73	28,330.84	913,127.91
	iv	Other System Adjustments	—	—	—	—	—	—

	v	Total Principal Collections	$43,020,014.08	$38,536,226.58	$36,577,028.66	$52,393,944.62	$43,856,356.05	$72,330,066.71
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(587.84)	$21,091.57	$48,014.94	$64,397.35	$45,891.91	$253,810.98
	ii	Capitalized Interest	(7,821,413.10)	(7,954,793.38)	(7,976,647.04)	(7,527,996.76)	(8,700,483.70)	(11,601,382.50)

	iii	Total Non-Cash Principal Activity	$(7,822,000.94)	$(7,933,701.81)	$(7,928,632.10)	$(7,463,599.41)	$(8,654,591.79)	$(11,347,571.52)

(-)	Total Student Loan Principal Activity		$35,198,013.14	$30,602,524.77	$28,648,396.56	$44,930,345.21	$35,201,764.26	$60,982,495.19

	Student Loan Interest Activity
	i	Regular Interest Collections	$14,950,009.06	$15,066,634.98	$15,442,079.69	$16,178,197.94	$16,266,787.37	$27,314,821.70
	ii	Interest Claims Received from Guarantors	344,302.43	302,262.96	252,067.55	254,241.61	181,632.39	28,018.34
	iii	Collection Fees/Returned Items	9,440.07	11,141.92	10,159.80	6,260.76	5,891.09	5,728.44
	iv	Late Fee Reimbursements	194,580.84	190,625.49	200,806.87	210,726.12	183,894.73	297,988.47
	v	Interest Reimbursements	8,650.60	5,109.69	2,658.98	528.92	1,187.18	5,994.25
	vi	Other System Adjustments	—	—	—	—	—	—
	vii	Special Allowance Payment	3,246,782.90	1,373,107.81	432,559.03	100,870.93	41,210.07	53,335.58
	viii	Subsidy Payments	1,182,050.12	1,205,044.53	1,282,423.05	1,219,528.29	1,247,739.00	1,173,468.47

	ix	Total Interest Collections	$19,935,816.02	$18,153,927.38	$17,622,754.97	$17,970,354.57	$17,928,341.83	$28,879,355.25

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustmen	$(75.07)	$597.72	$2,920.66	$167.85	$1,912.99	$(254,755.55)
	ii	Capitalized Interest	7,821,413.10	7,954,793.38	7,976,647.04	7,527,996.76	8,700,483.70	11,601,382.50

	iii	Total Non-Cash Interest Adjustments	$7,821,338.03	$7,955,391.10	$7,979,567.70	$7,528,164.61	$8,702,396.69	$11,346,626.95

	Total Student Loan Interest Activity		$27,757,154.05	$26,109,318.48	$25,602,322.67	$25,498,519.18	$26,630,738.52	$40,225,982.20

(=)	Ending Student Loan Portfolio Balance		$1,764,980,980.57	$1,800,178,993.71	$1,830,781,518.48	$1,859,429,915.04	$1,904,360,260.25	$1,939,562,024.51
(+)	Interest to be Capitalized		$6,874,157.48	$7,195,060.98	$7,319,419.84	$7,269,672.98	$6,697,735.85	$7,794,735.66

(=)	TOTAL POOL		$1,771,855,138.05	$1,807,374,054.69	$1,838,100,938.32	$1,866,699,588.02	$1,911,057,996.10	$1,947,356,760.17

(+)	Reserve Account Balance		$4,429,637.85	$4,518,435.14	$4,595,252.35	$4,666,748.97	$4,777,644.99	$4,868,391.90

(=)	Total Adjusted Pool		$1,776,284,775.90	$1,811,892,489.83	$1,842,696,190.67	$1,871,366,336.99	$1,915,835,641.09	$1,952,225,152.07

XIV. 2003-11 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Mar-04	$1,947,356,760	4.45%
Jun-04	$1,911,057,996	4.58%
Sep-04	$1,866,699,588	5.11%
Dec-04	$1,838,100,938	4.74%
Mar-05	$1,807,374,055	4.57%
Jun-05	$1,771,855,138	4.63%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.